EXHIBIT 99.1
Execution Version

December 15, 2016
Glenn Fogel
c/o The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854
Re: Employment Agreement
Dear Glenn:
This is your Employment Agreement (the “Agreement”) with The Priceline Group Inc., a Delaware corporation (the “Company”), effective as of January 1, 2017 (the “Effective Date”). It provides the terms of your employment as President and Chief Executive Officer of the Company.
1.Your Term of Employment. Except for earlier termination prior to January 1, 2017 or as provided in Section 7, your employment under this Agreement will be for three (3) years beginning the Effective Date and ending December 31, 2019 (the “Initial Employment Term”). Your employment under the Agreement will be automatically extended for additional terms of successive one (1) year periods (each, an “Additional Employment Term”) unless the Company or you gives written notice to the other at least ninety (90) days prior to the expiration of the Initial Employment Term or then-current Additional Employment Term that the Agreement will not be extended. The Initial Employment Term and each Additional Employment Term are referred to as the “Employment Term.”
2.    Your Positions. (a) Beginning on the Effective Date, you will serve as the President and Chief Executive Officer of the Company and its Affiliates. The Board of Directors of the Company (the “Board”) will appoint you to the Board as of the Effective Date. For so long as you hold the positions of President and Chief Executive Officer of the Company, the Company will use reasonable efforts to nominate you for election to the Board at any applicable meeting of stockholders held for the purpose of electing directors, and you hereby agree to serve on the Board. You will not receive an additional compensation for your service as a member of the Company’s Board.
(a)    You will report directly to the Board. You will have duties and authority consistent with the positions of the President and Chief Executive Officer and other duties as the Board may assign to you from time to time.
(b)    During the Employment Term, you will devote substantially all of your business time and efforts to the performance of your duties under the Agreement; provided, however, that you will be allowed, to the extent that such activities do not materially interfere with the performance of your duties and responsibilities, to serve on corporate, civic, charitable and industry boards or committees. Notwithstanding the foregoing, during the Employment Term, you will not serve on the board of directors, trustees or any similar governing body of any for-profit entity unless approved in advance by the Board.
3.    Base Salary. During the Employment Term, your base salary will be at an annual rate of not less than $750,000, and will be payable in accordance with the usual payroll practices of the Company. Your base salary will be subject to annual review by the Board or the Compensation Committee during the Employment Term and may be increased from time to time by the Board or the Compensation Committee, but not decreased, unless the Compensation Committee reduces the base salary in a proportionate amount for all executive officers of the Company (as determined from time to time, your “Base Salary”).
4.    Incentive Compensation.

(a)    Bonus. You will be eligible to participate in any annual bonus plan the Company may implement for senior executives of the Company at any time during the Employment Term. Your annual bonus (“Annual Bonus”) for 2017 and subsequent years will have a target of 250% of your Base Salary and will be payable in cash. Your Annual Bonus for the fiscal year ending December 31, 2016 will be based on your service as the Company’s Head of Worldwide Planning and Strategy and Executive Vice President, Corporate Development and the terms in effect immediately prior to the Effective Date.
(b)    Long Term Compensation. For each fiscal year during the Employment Term, you will be eligible to participate in any long-term incentive compensation plan generally made available to senior executives of the Company. Subject to your continued employment with the Company as its President and Chief Executive Officer, you will be granted a number of performance share units on March 4, 2017 (the “Grant Date”), which at target will be $14,000,000 divided by the “Fair Market Value” per share as determined under the Company’s 1999 Omnibus Plan (the “2017 PSUs”), and, subject to the terms of this Agreement, which will have other terms generally consistent with those applicable to grants to other senior executives of the Company (and for subsequent years, the amount and terms of any long-term incentive grants will be determined by the Compensation Committee in its sole discretion); provided, that upon a termination of your employment by the Company without Cause or your termination of your employment for Good Reason, the “pro rata” portion of the 2017 PSUs that will vest will be calculated in a manner consistent with that provided in your performance share unit agreement dated as of March 4, 2016.
(c)    Promotion Grant. You will receive an equity incentive compensation award of restricted stock units (the “Promotion RSUs”), which will be granted to you on the Grant Date. The number of Promotion RSUs will be $7,000,000 divided by the “Fair Market Value” per share as determined under the Company’s 1999 Omnibus Plan, will vest and be settled in Company common shares on the third anniversary of the Grant Date (the “Vesting Period”), subject, except as set forth herein, to your continued service through such date, and will otherwise be governed by the terms set forth in this Agreement and an award agreement under the Company’s 1999 Omnibus Plan; provided, that upon a termination of your employment by the Company without Cause or your termination of your employment for Good Reason, a pro rata portion of your Promotion RSUs will vest in number equal to the product of (i) the number of unvested Promotion RSUs on the date of termination multiplied by (ii) a fraction, the numerator of which is the number of days in the Vesting Period that you were employed by the Company and the denominator of which is the number of days in the Vesting Period.
(d)    Other Compensation. The Company may, upon recommendation of the Board or Compensation Committee, award to you such other bonuses and compensation as it deems appropriate and reasonable.
5.    Employee Benefits and Vacation.
(a)    During the Employment Term, you will be entitled to participate in benefit plans and arrangements and fringe benefits and perquisite programs no less favorable than those provided to other similarly-situated senior executives of the Company.
(b)    During the Employment Term, you will be entitled to vacation each year in accordance with the Company’s policies in effect from time to time, but in no event less than five (5) weeks of paid vacation per calendar year. You will also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive employees.
6.    Business Expenses. The Company will reimburse you for the travel, entertainment and other business expenses you incur in the performance of your duties, in accordance with the Company’s policies as in effect from time to time; provided, however, that such expenses must be paid no later than the last day of the calendar year following the calendar year in which such expenses were incurred and further provided that in no event will the amount of expenses so reimbursed in one taxable year affect the amount of expenses eligible for reimbursement in any other taxable year.
7.    Termination. (a) Your employment under this Agreement will terminate upon the earliest to occur of any of the following events. Effective as of the date of any termination of your employment for any reason, you hereby agree to tender your resignation from, will be deemed to have automatically resigned from, all offices and directorships held at the Company and any of its Affiliates at the date of such termination, including without limitation the positions of President and Chief Executive Officer and any positions you may hold on the Board.
(i)    the termination of your employment by the Company due to your Disability pursuant to Section 7(b);
(ii)    your resignation for Good Reason pursuant to Section 7(c);
(iii)    the termination of your employment by the Company without Cause;
(iv)    your resignation without Good Reason upon sixty (60) days’ prior written notice;
(v)    the termination of your employment by the Company for Cause pursuant to Section 7(e); or
(vi)    your death.
(b)    Disability. If by reason of the same or related physical or mental illness or incapacity, you are unable to carry out your material duties pursuant to this Agreement for more than six (6) consecutive months, the Company may terminate your employment for disability (“Disability”). Such termination will be upon thirty (30) days’ written notice by a Notice of Disability Termination, at any time thereafter while you consecutively continue to be unable to carry out your duties as a result of the same or related physical or mental illness or incapacity. A Termination for Disability will not be effective if you return to the full time performance of your material duties within such thirty (30) day period.
(c)    Termination for Good Reason. A Termination for Good Reason means a termination by you by written notice given within ninety (90) days after the occurrence of the Good Reason event, unless such circumstances are fully corrected by the Company before the date of termination specified in the Notice of Termination for Good Reason (as defined in Section 7(d)). “Good Reason” means the occurrence or failure to cause the occurrence, as the case may be, without your consent, of any of the following: (i) a material diminution in your authority, duties or responsibilities; (ii) relocation of the Company’s executive office in Norwalk, Connecticut to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from your residence at the time of such relocation; and (iii) any material breach by the Company of this Agreement.
(d)    Notice of Termination for Good Reason. A Notice of Termination for Good Reason will mean a notice indicating the specific termination provision in Section 7(c) relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination for Good Reason. Before a termination by you will constitute termination for Good Reason, you must give the Company a Notice of Good Reason within ninety (90) calendar days following the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Good Reason within such 90-day period shall be conclusive proof that you shall not have Good Reason to terminate employment. Good Reason shall exist only if (i) the Company fails to remedy the event or events constituting Good Reason within thirty (30) calendar days after receipt of the Notice of Good Reason from you and (ii) you terminate your employment within sixty (60) days after the end of the period set forth in clause (i) above. The Company’s placing you on paid leave (with full compensation and benefits for the portion of such period that occurs prior to your termination date) for up to sixty (60) consecutive days while it is determining whether there is a basis to terminate your employment for Cause will not constitute Good Reason.
(e)    Cause. Subject to Section 7(f), your employment hereunder may be terminated by the Company for Cause. For purposes of this Agreement, the term “Cause” means your (i) willful and continued failure substantially to perform duties and obligations to the Company (other than any such failure resulting from incapacity due to physical or mental illness); (ii) willful engaging in misconduct which is materially injurious to the Company; (iii) the commission of a felony; (iv) willful and material violation of any Company code of conduct; or (v) the commission of a crime against the Company which is materially injurious to the Company. For purposes of this paragraph, no act, or failure to act, on your part will be considered “willful” unless done or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Company.
(f)    Notice of Termination for Cause. A Notice of Termination for Cause means a notice indicating the specific termination provision in Section 7(e) relied upon and setting forth in reasonable detail the facts and circumstances which provide for a basis for Termination for Cause. Further, a Notice of Termination for Cause will be required to include a copy of a resolution duly adopted by at least a majority of the entire membership of the Board at a meeting of the Board which was called for the purpose of considering such termination and which you and your representative had the right to attend and address the Board, finding that, in the good faith of the Board, you engaged in conduct set forth in the definition of Cause and specifying the particulars in reasonable detail. The date of termination for a Termination for Cause will be the date indicated in the Notice of Termination. Any purported Termination for Cause which is held by a court not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement will be deemed a Termination by the Company without Cause.
8.    Consequences of Termination of Employment.
(a)    Death. If your employment is terminated by reason of your death, the Employment Term will terminate without further obligations to your legal representatives under this Agreement except for: (i) any compensation earned but not yet paid, including and without limitation, any amount of Base Salary earned but unpaid, any accrued vacation pay payable pursuant to the Company’s policies, and any unreimbursed business expenses payable pursuant to Section 6 (collectively “Accrued Amounts”), which amounts will be promptly paid in a lump sum to your estate; (ii) any bonus earned but not yet paid for a completed fiscal year, (iii) any other amounts or benefits owing to you under the then applicable employee benefit plans, long term incentive plans or equity plans and programs of the Company which will be paid or treated in accordance with the terms of such plans and programs; (iv) continuation, for twelve (12) months following the date of death, of your health benefits for your dependents at the same level and cost as if you were an employee of the Company, subject to the terms set forth in Section 8(e); and (v) if a bonus plan is in place, the product of (x) the target Annual Bonus for the fiscal year of your death, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which you were employed by the Company, and the denominator of which is 365 (or 366 in a leap year), which Annual Bonus will be paid in a lump sum when bonuses for such period are paid to the Company’s other executives, but, in any event, no later than March 15 of the fiscal year following the fiscal year in which such bonus is earned.
(b)    Disability. Subject to Section 8(h), if your employment is terminated by reason of your Disability, you will be entitled to receive the payments and benefits to which your representatives would be entitled in the event of a termination of employment by reason of your death plus you will be entitled to continuation, for twelve (12) months following such termination of employment, of group life and disability insurance benefits as if you were an active employee of the Company.
(c)    Termination by You for Good Reason, Termination by the Company without Cause during the Employment Term or Termination of this Agreement as a Result of a Notice of Non-Renewal by the Company. Subject to Section 8(h), if you terminate your employment under this Agreement for Good Reason, your employment is terminated by the Company without Cause, in each case during the Employment Term, or this Agreement is terminated as a result of your receipt of notice from the Company of its decision not to extend the Agreement, then you will be entitled to receive: (A) any Accrued Amounts at the date of termination; (B) any bonus earned but not yet paid for a completed fiscal year, (C) an amount equal to two (2) times the sum of your Base Salary and target Annual Bonus, if any, for the year in which such termination occurs, paid in equal installments over a period of twenty-four (24) months after the date of termination in accordance with the Company’s regular payroll practices, commencing no later than sixty (60) days after the date of your employment termination (provided, however, if the Base Salary or target Annual Bonus, if any, has been decreased in the twelve (12) months before the termination, the amount to be used will be the highest Base Salary and target Annual Bonus, if any, during such twelve (12) month period); (D) any other amounts or benefits owing to you under the then applicable employee benefit, long-term incentive or equity plans and programs of the Company, which will be paid or treated in accordance with the terms of such plans and programs and this Agreement; (E) continuation of group health benefits for a period of eighteen (18) months as if you were an employee of the Company, subject to the terms set forth in Section 8(e); and (F) if a bonus plan is in place, the product of (x) the actual Annual Bonus earned for the fiscal year of your termination, and (y) a fraction, the numerator of which is the number of days of the current fiscal year during which you were employed by the Company, and the denominator of which is 365 (or 366 in a leap year), which prorated Annual Bonus will be paid in a lump sum when bonuses for such period are paid to the Company’s other executive officers, but, in any event, in the fiscal year following the fiscal year in which such Annual Bonus is earned. Your receipt of the payments and benefits described in this Section 8(c) (other than the Accrued Amounts) is conditioned on and subject to your compliance with the Ancillary Agreements and your execution on or after the date of termination of a release of claims in favor of the Company, substantially in the form attached as Appendix A to this Agreement (the “Release”), that becomes effective within 55 days after the date of termination.
(d)    Termination by You for Good Reason or Termination by the Company without Cause within 6 months preceding or 12 months following a Change of Control. Subject to Section 8(h), if you terminate your employment under this Agreement for Good Reason or your employment is terminated by the Company without Cause (i) within six (6) months preceding a Change of Control (and such termination of employment, or the event giving rise to your termination of employment for Good Reason, occurred at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change of Control, or at the request of any other person in anticipation of a Change of Control, and in either case, such Change of Control actually occurs) or (ii) within twelve (12) months after a Change of Control, then you will be entitled to receive: (A) any Accrued Amounts at the date of termination; (B) any bonus earned but not yet paid for a completed fiscal year; (C) an amount equal to three (3) times the sum of your Base Salary and target Annual Bonus, if any, for the year in which such termination occurs, paid in equal installments over a period of thirty-six (36) months after the date of termination in accordance with the Company’s regular payroll practices, commencing no later than sixty (60) days after the date of your employment termination (provided, however, if the Base Salary or target Annual Bonus, if any, has been decreased in the twelve (12) months before the termination, the amount to be used will be the highest Base Salary and target Annual Bonus, if any, during such twelve (12) month period); (D) any other amounts or benefits owing to you under the then applicable employee benefit, long-term incentive or equity plans and programs of the Company, which will be paid or treated in accordance with the terms of such plans and programs and this Agreement; (E) continuation of group health benefits for a period of eighteen (18) months as if you were an employee of the Company, subject to the terms set forth in Section 8(e); and (F) if a bonus plan is in place, the product of (x) the Annual Bonus for the fiscal year of your termination determined at the higher of actual and target performance, and (y) a fraction, the numerator of which is the number of days of the current fiscal year during which you were employed by the Company, and the denominator of which is 365 (or 366 in a leap year), which prorated Annual Bonus will be paid in a lump sum when bonuses for such period are paid to the Company’s other senior executives, but, in any event, in the fiscal year following the fiscal year in which such Annual Bonus is earned. Your receipt of the payments and benefits described in this Section 8(d) (other than the Accrued Amounts) is conditioned on and subject to your compliance with the Ancillary Agreements and your execution on or after the date of the Release, that becomes effective within 55 days after the date of termination.
(e)    With respect to any continuation of group health benefits to you or your dependents in connection with your termination of employment pursuant to Section 8) of this Agreement, you will pay the full cost for such group health coverage on an after-tax basis for each month that you elect to retain such coverage by payment of the monthly cost of such coverage as determined for purposes of health care continuation under Section 4980B of the Internal Revenue Code of 1986, as amended (the “COBRA Premium”). Within five (5) business days after the date of the effectiveness of the Release, the Company will make a payment to you equal to the number of full and partial months remaining in the calendar year in which your employment is terminated, multiplied by the difference between the COBRA Premium for such year and the monthly amount that you were required to pay for group health coverage immediately prior to your termination of employment. On each January 2 thereafter until the end of the twelve (12) or eighteen (18) month period, as applicable, if you have maintained group health coverage through the last day of the preceding calendar year, the Company will make a payment to you equal to the difference between the COBRA Premium and the monthly amount that you were required to pay for group health coverage immediately prior to the termination of your employment, multiplied by twelve (12), or, if the period of coverage is for less than a year, by the number of full and partial months remaining in the year until the end of the twelve (12) or eighteen (18) month period. Notwithstanding the foregoing, the period of coverage following the date of your termination of employment will be considered to be the period during which you will be eligible for continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”). If this Agreement to provide group health benefits continuation results in any non-compliance with or impositions of penalties under the Patient Protection and Affordable Care Act or other applicable law, then the parties agree to modify this Agreement so that it complies with the terms of such laws.
(f)    Termination for Cause or Voluntary Resignation without Good Reason. If your employment hereunder is terminated (i) by the Company for Cause or (ii) by you without Good Reason, you will be entitled to receive only your Base Salary through the date of termination, accrued but unused vacation pay and any unreimbursed business expenses payable pursuant to Section 6. Your rights to any additional payments and benefits under all Company benefits plans, programs and equity grants will be determined in accordance with such plans, programs and grants.
(g)    Determination of Earned Bonus. For purposes of this Agreement, an Annual Bonus in respect of services performed in a fiscal year will not be considered to be earned until after the Compensation Committee has reviewed the Company’s performance and your performance in respect of such year and has determined the amount of the Annual Bonus, if any, to be payable to you in respect of such year’s performance.
(h)    Separation from Service. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” (within the meaning of Section 409A of the Code) and any payment made pursuant to this Agreement is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) that is payable upon your “separation from service” (within the meaning of Section 409A of the Code), then the payment date for such payment will be the date that is the first (1st) day of the seventh (7th) month after the date of your “separation from service” with the Company (determined in accordance with Section 409A of the Code) or your earlier death or a “change of control” of the Company within the meaning of Section 409A of the Code. In addition, if the event triggering your right to benefits or payments hereunder is your termination of employment, but such termination of employment does not constitute a “separation from service” with the Company within the meaning of Section 409A of the Code, then the benefits or payments hereunder payable by reason of such termination of employment that are considered to be a “deferral of compensation” under Section 409A of the Code will not be paid upon such termination of employment, but instead, will remain an obligation of the Company to you and will be paid or provided to you upon the first to occur of: (i) your “separation from service” (within the meaning of Section 409A of the Code) (any amount payable upon such “separation from service” being subject to the first sentence of this Section 8(h)); (ii) a “change of control” of the Company (within the meaning of Section 409A of the Code); or (iii) your death.
9.    No Mitigation; No Set-Off. In the event of any termination of employment hereunder, you will be under no obligation to seek other employment and there will be no offset against any amounts due to you under this Agreement on account of any remuneration attributable to any subsequent employment that you may obtain.
10.    Change in Control. For purposes of this Agreement, the term “Change in Control” has the meaning as set forth in the Company’s 1999 Omnibus Plan (as may be amended from time to time) or its successor.
11.    Return of Documents. Upon termination of your employment with the Company and its Affiliates, or at any time as the Company may request, you will promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an Affiliate, you or a third party) relating to the Company, an Affiliate or any of their businesses or property which you may possess or have under your direction or control other than documents provided to you in your capacity as a participant in any employee benefit plan, policy or program of the Company or any agreement by and between you and the Company with regard to your employment or severance..
12.    Ancillary Agreements. In connection with the execution of this Agreement, you agree to concurrently execute the Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) and the Employee Confidentiality and Assignment Agreement (the “Confidentiality and Assignment Agreement”), and the Incentive-Based Compensation Clawback Policy, which are attached as Appendix B and Appendix C, respectively, and acknowledge the continuing effectiveness of the Incentive-Based Compensation Clawback Policy previously executed by you on February 26, 2013, a copy of which is attached hereto as Appendix D, each of which is incorporated by reference into this Agreement and all of which are collectively referred to as the “Ancillary Agreements”. In the event of your violation of the restrictive covenants set forth in the Non-Competition Agreement and Confidentiality and Assignment Agreement, you will forfeit all rights under any of your outstanding equity incentive awards.
13.    Indemnification. The Company will indemnify you and hold you harmless to the fullest extent permitted by law for any action or inaction by you while serving as an officer and director of the Company or, at the Company’s request, as an officer or director of any other entity or as a fiduciary of any benefit plan. The Company will cover you under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.
14.    Duty to Cooperate. You agree, after the termination of your employment, to reasonably cooperate with the Company and its Affiliates and their respective directors, officers, attorneys and experts in all matters relating to your pending work on behalf of the Company and the orderly transfer of such pending work to other employees of the Company as may be designated by the Company. You further agree that you will cooperate in any legal disputes, proceedings or business matters relating to issues or incidents which took place during the term of your employment. Such cooperation may include appearances in court or discovery proceedings. Your reasonable and pre-approved out-of-pocket expenses incurred in connection therewith shall be reimbursed by the Company. Such expenses, however, will not include reimbursement for lost wages or attorney’s fees and costs. The Company will provide you with reasonable notice whenever possible of the need for your cooperation.

15.    Legal Fees. The Company will pay your reasonable legal fees and costs associated with entering into this Agreement, not to exceed $20,000. All payments by the Company of the legal fees to you under this Section 15 (or to the extent applicable, Section 16(a) below) will be for expenses incurred during your lifetime and will be made within ninety (90) days after the date you submit evidence of such expenses, and in all events prior to the last day of the calendar year following the calendar year in which you incur the expense. In no event will the amount of expenses reimbursed or paid in one year affect the amount of expenses eligible for reimbursement, or payment to, or for you in any other taxable year.
16.    Disputes.
(a)    All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 11, will be settled by arbitration conducted before a panel of three (3) arbitrators sitting in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association then in effect. The determination of the majority of the arbitrators will be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. The Company will promptly pay all expenses of such arbitration, including the fees and expenses of your counsel. If the arbitrators determine that your position was overall frivolous or otherwise taken in bad faith, the arbitrators may determine that you be required to reimburse the Company for your own legal fees.
(b)    In the event that after a Change in Control either party files for arbitration to resolve any dispute as to whether a termination is for Cause or Good Reason, until such dispute is determined by the arbitrators, you will continue to be treated economically and benefit-wise in the manner asserted by you in the arbitration effective as of the date of the filing of the arbitration, subject to you promptly refunding any amounts paid to you, paying the cost of any benefits provided to you and paying to the Company the profits in any stock option or other equity awards exercised or otherwise realized by you during the pendency of the arbitration which you are ultimately held not to be entitled to; provided that the arbitrators may terminate such payments and benefits in the event that they determine at any point that you are intentionally delaying conclusion of the arbitration.
17.    Certain Adjustments by the Company. Notwithstanding any provision of this Agreement to the contrary, if the Employment Term ends due to the termination of your employment with the Company and any payment or benefit to be paid or provided to you, under this Agreement or any other arrangement, would be a “Parachute Payment,” within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes a Parachute Payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided to you, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). Any determinations required to be made under this Section 17 will be made by the Company’s independent accountants, which will provide detailed supporting calculations both to the Company and you within fifteen (15) business days after the date of termination or such earlier time as is requested by the Company, and will be made at the expense of the Company. The fact that your right to payments or benefits may be reduced by reason of the limitations contained in this Section 17 will not of itself limit or otherwise affect any of your other rights under this Agreement. If any payment or benefit is required to be reduced pursuant to this Section 17 and no such payment or benefit qualifies as a “deferral of compensation” within the meaning of and subject to Section 409A of the Code (“Nonqualified Deferred Compensation”), you will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 17. The Company will provide you with all information that you reasonably request to permit you to make such designation. If any payment or benefit is required to be reduced pursuant to this Section 17 and any such payment or benefit constitutes Nonqualified Deferred Compensation or you fail to elect an order in which payments or benefits will be reduced pursuant to this Section 17, then the reduction will occur in the following order: (a) the payments under Section 8(c)(A) or 8(d)(A) as applicable, (b) the payments under Section 8(c)(E) or 8(d)(E) as applicable, (c) any other cash payments to be made to you but only if the value of such cash payments is not greater than the parachute value of such payments, (d) other payments, including cancellation of acceleration of vesting, if applicable, ratably. Within any category of payments and benefits (that is, (a), (b), (c) or (d) ), (A) a reduction will occur first with respect to amounts that are not Nonqualified Deferred Compensation within the meaning of Section 409A of the Code and then with respect to amounts that are, and (B) the payment and/or benefit amounts to be reduced and the acceleration of vesting to be cancelled, if applicable, shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable.
18.     Representations.
(a) You represent that your employment under this Agreement will not violate any law or duty by which you are bound, and will not conflict with or violate any agreement or instrument (including any non-competition or non-solicitation covenants with any prior employer or any other entity) to which you are a party or by which you are bound.
(b) You acknowledge that (1) all cash and equity incentive awards granted to you by the Company or any of its Affiliates will be subject to the terms of such awards (as set forth in this Agreement and the respective grant agreements) and will be subject to recapture under the Company’s clawback policy as currently in effect and as may be amended from time to time and (2) you will be subject to the Company’s stock ownership guidelines as currently in effect and as may be amended from time to time.
(c) You represent that you are legally authorized to work in the United States, and you will provide documentation showing such authorization to the Company on your Effective Date. You acknowledge that, in order for the Company to comply with United States law, the Company may not employ anyone who cannot provide documentation showing that they are legally authorized to work in the United States.
(d) You represent that all information provided to the Company or its agents with regard to your background is true and correct to the best of your knowledge. Your breach of this representation will constitute “Cause.”
19.    Miscellaneous.
(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.
(b)    Entire Agreement/Amendments. This Agreement and the instruments contemplated herein contain the entire understanding of the parties with respect to the employment of you by the Company from and after the Effective Date and, from the Effective Date, supersede any prior written or oral agreements between the Company and you, other than the Ancillary Agreements, which were executed by you in connection with this Agreement and are incorporated by reference into this Agreement, and any outstanding equity award agreements (which will continue in full force and effect in accordance with their terms) and the Company’s 1999 Omnibus Plan; provided, that the Confidentiality and Assignment Agreement and will be in addition to, and not supersede or replace an existing agreement relating to the subject matter thereof (and in the event of any conflict between the Confidentiality and Assignment Agreement and any other such agreement, the Confidentiality and Assignment Agreement will control). In the event of any conflict in terms or provisions between this Agreement and the Ancillary Agreements, the terms and provisions of this Agreement will prevail and govern. For purposes of clarity, (i) prior to the Effective Date, your prior employment agreement, as amended through December 16, 2008, and other agreements with the Company will govern your employment with the Company, and (ii) your currently effective equity award agreements governing equity awards granted prior to the date hereof shall continue to govern those awards, shall remain in full force and effect in accordance with their terms after the Effective Date and , shall not be amended or deemed amended by this Agreement. If your employment with the Company terminates for any reason before the Effective Date, this Agreement will be null, void and without effect. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth or referred to herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.
(c)    No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by you or an authorized officer of the Company, as the case may be.
(d)    Assignment. This Agreement will not be assignable by you. This Agreement will be assignable by the Company only to an acquirer of all or substantially all of the assets of the Company, provided such acquirer promptly assumes all of the obligations hereunder of the Company in a writing delivered to you and otherwise complies with the provisions hereof with regard to such assumption.
(e)    Successors; Binding Agreement; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.
(f)    Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement will be in writing and be deemed to have been duly given (i) when faxed or delivered, or (ii) two (2) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Agreement, provided that all notices to the Company will be directed to the attention of the Secretary of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address will be effective only upon receipt.
(g)    Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
(h)    Survivorship. The respective rights and obligations of the parties hereunder, including, without limitation, those in the Ancillary Agreements, will survive any termination of your employment to the extent necessary to the agreed preservation of such rights and obligations.
(i)    Counterparts. This Agreement may be signed in counterparts (including via facsimile or other electronic transmission), each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(j)    Headings. The headings of the sections contained in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement.
(k)    Section 409A of the Code. Each payment or reimbursement and the provision of each benefit under this Agreement will be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Furthermore, if any payment made under this Agreement is subject to payment during a specified time frame (e.g., within ninety (90) days of a termination of employment) as opposed to payment on a specific payment date (e.g., January 1, 2017), the Company, in its sole discretion, will determine the exact date upon which such payment will be made during the specified payment period. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) do not apply. This Agreement will be administered in a manner consistent with this intent. All reimbursements provided under this Agreement will be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations, or any other formal guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Finally, if the period after the date of termination during which the Release must become effective spans two calendar years, any payments or benefits conditioned on the Release will not be made or commence to be made until the second calendar year.

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If you agree with the foregoing, please sign and date this Agreement in the space indicated below.

Very truly yours,
THE PRICELINE GROUP INC.

/s/ Jeffery H. Boyd
Jeffery H. Boyd
Executive Chairman

Accepted and agreed to:

/s/ Glenn Fogel
Glenn Fogel
Date: 12/15/16

Appendix A: Form of Release
Appendix B: Non-Competition and Non-Solicitation Agreement
Appendix C: Employee Confidentiality and Assignment Agreement
Appendix D: Incentive-Based Compensation Clawback Policy